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                                                                    EXHIBIT 23.4
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              CONSENT OF WILLIAM BUCK & CO., INDEPENDENT AUDITORS

       We consent to the incorporation by reference of our report dated September 3, 1996, in the Registration Statement on Form S-8 pertaining to the options and purchase rights which may be granted under the Borland International, Inc. 1997 Stock Option Plan and the Borland International, Inc. 1997 Employee Stock Purchase Plan, with respect to the consolidated financial statements of Open Environment Corporation, not separately presented, included in Borland International, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                    WILLIAM BUCK & CO.
                                    Chartered Accountants

                                     /s/ NT Hatzistergos
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                                    NT HATZISTERGOS
                                    Partner

Sydney
February 27, 1998